Exhibit 10.5

REVISED

EXHIBIT A

to

EMPLOYMENT AGREEMENT

Dated as of March 1, 2007 between

TERRY J. LUNDGREN

AND

MACY’S, INC.

Name:                                         Terry J. Lundgren

End of Term:                              February 28, 2011

Annual Base Compensation:     $1,500,000.00

Revised Annual Bonus:             The annual bonus payable (if any) under the terms of the 1992 Incentive Bonus Plan (as such may be amended from time to time) (the “Plan”) of Macy’s, Inc. (“Macy’s”) will be based on achievement of positive EBIT for the applicable fiscal year.  If positive EBIT is achieved, a maximum annual bonus of 0.45% of EBIT is payable to Employee, subject to the per person maximum of $7 million set forth in the Plan. The Board of Directors of Macy’s or a Committee thereof may exercise negative discretion to reduce the maximum annual bonus, utilizing performance goals established for the senior executives of the Employer on an annual basis by the Board of Directors of Macy’s or a Committee thereof, with the amount of bonus payable equal to a sliding percent of Employee’s annual base compensation in effect as of the last day of the performance period based on performance against the targeted annual goals.

                                                   Such sliding percent, and the targeted annual goals are set out in Amended Schedule 1 hereto.

TERRY J. LUNDGREN
MACY’S, INC.
/s/ Terry J. Lundgren	/s/ Dennis J. Broderick
Dennis J. Broderick, Executive Vice President

Dated:   March 19, 2010

AMENDED SCHEDULE 1 TO EXHIBIT A TO EMPLOYMENT AGREEMENT DATED AS OF MARCH 1, 2007 BETWEEN TERRY J. LUNDGREN AND MACY’S, INC.

Component	Threshold	Point at which incremental rate changes	Target	Outstanding
Consolidated EBIT $	85% of plan 16% of salary	95% of plan 48% of salary	100% of plan 80% of salary	120% of plan 240% of salary
Consolidated Sales $	98% of plan 16% of salary		100 % of plan 50% of salary	101% of plan 110% of salary
Consolidated Cash Flow $	$50 million below plan 8% of salary	$25 million below plan 12% of salary	100% of plan 20% of salary	$150 million above plan 40% of salary